Exhibit 23.1

                              Consent of Appraiser

We hereby consent to the inclusion of our appraisal report dated April 24, 1997 as an appendix to, and to all references to our firm in, any prospectus supplements forming part of Registration Statement No. 333-07691. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

                                        AIRCRAFT INFORMATION SERVICES, INC.


                                        By: /s/ FRED BEARDEN


Date: 7 May 1997

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